Exhibit 4.(i)(6)
SECOND AMENDMENT TO SHAREHOLDERS AGREEMENT
     SECOND AMENDMENT (the "Second Amendment") dated as of February 28, 1996, to the Shareholders Agreement dated as of March 5, 1991, by and among The Southland Corporation, a Texas corporation (the "Company"), ItoYokado Co., Ltd., a Japanese corporation, IYG Holding Company, a Delaware corporation, and the following shareholders of the
Company: Thompson Brothers, L.P., a Texas limited partnership, Thompson Capital Partners, L.P., a Delaware limited partnership, The Hayden Company, a Texas corporation, The Williamsburg Corporation, a Texas corporation, Four J Investment, L.P., a Texas limited partnership, The Philp Co., a Texas corporation, participants in the Company's Grant Stock Plan who are signatories thereto, and the Limited Partners of Thompson Capital who are signatories thereto (the "Shareholders Agreement").

1. DEFINITIONS. Terms defined in the Shareholders Agreement and not otherwise defined herein are used herein with the meaning so defined.

2.  EFFECTIVE DATE OF AMENDMENT TO THE SHAREHOLDERS AGREEMENT.   Upon
receipt   by   the  Company  of  counterparts  hereof  executed  by  the
Company, the Purchaser, Philp, Hayden, Williamsburg and Thompson Brothers, the Shareholders Agreement is hereby amended, effective as of the date first written above (the "Effective Date"):

   3. AMENDMENT TO SECTION 2.5(c).
        3.1  Section  2.5(c)  of the Shareholders  Agreement  is  hereby amended by adding the following words at the end of the first paragraph of Section 2.5(c):
                 "provided,   however, that if  the  Common   Stock   is
          publicly traded on a nationally recognized securities market or exchange, then the Fair Market Value shall be determined by taking the average of the closing price of the Common Stock on such market or exchange on March 5, 1996 and the five trading days preceding, and the five trading days following, March 5, 1996, with the resulting
          amount   being  the Fair Market Value for purposes   of   this
          Section 2.5, and, in such event, it shall not be necessary to use the services of a Referee."

          3.2 Section 2.5(c) of the Shareholders Agreement shall now read, in its entirety, as follows: "(c) FAIR MARKET VALUE. For purposes of this Section 2.5, the Fair Market Value of shares of Common Stock shall mean the fair market value of shares as of the fifth anniversary of the date hereof as determined by a Referee selected by Put Holders owning a majority of the shares of Common Stock which are entitled to be put to Ito-Yokado pursuant to this Section 2.5 from a list of 3 proposed Referees prepared by Ito-Yokado at least 60 days prior to the fifth anniversary of the date hereof. The Company shall bear 50% of all of the costs and expenses
          of   the  Referee,  and the Put Holders who exercise  the  Put
          Option

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          shall   bear   50%  of  all the costs and  expenses   of   the
          Referee on a pro rata basis based on the number of  shares  of
          Common  Stock  sold by each such Put Holder pursuant   to  the
          Put  Option.        Such Referee will determine  the  fair
          market  value  of such property within 30 days  following  its
          selection   as  such.  The Referee shall use   one   or   more
          valuation   methods   that  it,  in  its   best   professional
          judgment,   determines to be most appropriate  to  value   the
          Company   as   an  entirety, without giving  effect   to   any
          discount for the lack of liquidity of the Common Stock  or the
          fact    that  the  shares  being  sold  represent  a  minority
          interest;  provided, however, that if the  Common   Stock   is
          publicly   traded   on   a  nationally recognized   securities
          market   or  exchange, then the Fair Market Value   shall   be
          determined by taking the average of the closing  price  of the
          Common  Stock  on such market or exchange on  March   5,  1996
          and   the  five trading days preceding, and  the  five trading
          days  following,  March  5, 1996, with  the  resulting  amount
          being  the  Fair Market Value for purposes  of   this  Section
          2.5, and, in such event, it shall not be necessary to use the services of a Referee.

          The Company shall provide to such Referee such information and
          data    relevant  to  the  valuation  as  the  Referee   shall
          reasonably request."

     4. MISCELLANEOUS. The headings herein are for the convenience of reference only and shall not alter or otherwise affect the
meaning  hereof.       Except   to the extent  specifically  amended  or
modified hereby, the provisions of the Shareholders Agreement shall not be amended, modified, impaired or otherwise affected hereby, and the Shareholders Agreement is hereby confirmed in full force and effect.

     5.  COUNTERPARTS.   This Second Amendment may be  executed  in  any
number of counterparts which together shall constitute one instrument.

     6. GOVERNING LAW. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THE SECOND AMENDMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

     IN   WITNESS   WHEREOF,   the parties hereto  have  executed   this
Second Amendment as of the Effective Date first above written.

                              THE SOUTHLAND CORPORATION
                              By:  /s/ Clark J. Matthews, II
                                  --------------------------
                                  Clark J. Matthews, II
                                  President and Chief Executive Officer

                              IYG HOLDING COMPANY

                              By:  /s/ T. Suzuki
                                  ---------------------------

                                  Toshifumi Suzuki President

                                       2

THOMPSON BROTHERS, L.P.

 /s/ John P. Thompson
---------------------
John P. Thompson
General Partner of the John P. Thompson Family Partnership

THE HAYDEN COMPANY

 /s/ John P. Thompson
---------------------
John P. Thompson
President

THE WILLIAMSBURG CORPORATION

 /s/ John P. Thompson
---------------------
John P. Thompson
Vice President

THE PHILP CO.

 /s/ John P. Thompson

--------------------

John P. Thompson President

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